UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 1, 2017

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999 South Shady Grove Road, Suite 600 Memphis, Tennessee	38120
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2017, Education Realty Trust, Inc. (the “Company”) entered into an amended executive employment agreement (the “Amended Employment Agreement”) with Edwin B. Brewer, Jr., the Company’s Executive Vice President and Chief Financial Officer. The Amended Employment Agreement extends the term of Mr. Brewer’s employment from December 31, 2017 to December 31, 2018. The terms of the Amended Employment Agreement are otherwise identical to the terms of Mr. Brewer’s prior employment agreement with the Company, which is described in the Company’s Current Report on Form 8-K filed on August 8, 2014 and in the Company’s Definitive Proxy Statement filed on April 4, 2016.

A copy of the Amended Employment Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended Executive Employment Agreement between Education Realty Trust, Inc. and Edwin B. Brewer, Jr., effective January 1, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: January 5, 2017	By:	/s/ Edwin B. Brewer, Jr.
Name: Edwin B. Brewer, Jr. Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amended Executive Employment Agreement between Education Realty Trust, Inc. and Edwin B. Brewer, Jr., effective January 1, 2017.